Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

GOLDMAN SACHS PHYSICAL GOLD ETF

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Exchange-Traded Vehicle Securities	Goldman Sachs Physical Gold ETF Shares	457(u)	(1)	(1)	(1)	.0000927	(1)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					(1)		(1)

	Total Fess Previously Paid

	Total Fee Offsets

	Net Fee Due
								(1)

(1)

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Goldman Sachs Physical Gold ETF	S-3	333-251769	December 28, 2020		$74,588.28	Exchange-Traded Vehicle Securities	Goldman Sachs Physical Gold ETF Shares	36,736,645(1)	$683,668,963.45

Fee Offset Sources	Goldman Sachs Physical Gold ETF	S-3	333-251769		December 28, 2020						$107,321.47

(1)

Pursuant to Rule 457(p) under the Securities Act, the Registration Statement on Form S-3 (File. No. 333-251769) and the offering of the unsold securities registered under such Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.